UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of KINETIC

Precision Industries, Inc., a Pennsylvania corporation (the “Purchaser”) and a wholly owned subsidiary of Live Ventures Incorporated (the “Company”), acquired 100% of the issued and outstanding shares of common stock, no par value per share (the “Purchased Shares”), of The Kinetic Co., Inc. (“Kinetic”), a Wisconsin corporation. The acquisition was accomplished through a Purchase Agreement (the “Purchase Agreement”) with an effective date of June 28, 2022 (the “Effective Date”). The parties to the Purchase Agreement were Cash L. Masters Revocable Trust dated October 19, 2005 (the “Seller”) and Cash L. Masters (“Mr. Masters”, an individual residing in the State of Wisconsin, who joined with the Seller in providing certain representations and warranties, covenants, and indemnification in favor of the Purchaser). The purchase price for the Shares (the “Share Purchase Price”) was approximately $18.9 million (subject to adjustment), plus the real estate purchase of $4.5 million, both paid as set forth below. Under certain conditions, the Share Purchase Price may be increased by up to two additional contingent purchase price payments, each in the amount of $1 million.

•
On or about the Effective Date, the Purchaser tendered to the Seller a cash payment of approximately $10.63 million (which amount included the “Moss Balance” (as that term is defined below));
•
On or about June 30, 2022, the Purchaser tendered to the Seller a second cash payment of approximately $3.84 million;
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On or about the Effective Date, the Purchaser funded two indemnity escrow accounts in the aggregate amount of $1.45 million; and
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On or about the Effective Date, the Purchaser delivered to the Seller a subordinated promissory note (the “Note”) in the initial principal amount of $3.0 million.1

On June 27, 2022, and in connection with the closing of the acquisition of the Shares, the Purchaser entered into a Real Estate Purchase Agreement (the “B-6 Real Estate Agreement”) with Plan B-6, LLC (the “Real Estate Seller”), an affiliate of Kinetic, pursuant to which the Purchaser all of Kinetic’s right, title, and interest in and to the land and improvements (collectively, the “Real Estate”) that Kinetic uses in its operations. The transactions contemplated by the B-6 Real Estate Agreement also included the assignment by the Real Estate Seller to the Purchaser of all of the Real Estate Seller’s rights (as landlord) under that certain lease with Kinetic (as tenant), dated December 1, 2021. The purchase price for the Real Estate was $4.5 million. On an overnight basis, the Company provided the Purchaser with the funds (the “Overnight Funding”) required to consummate the transactions contemplated by the B-6 Real Estate Agreement through an advance of an equal amount to the Company by Isaac Capital Group LLC (“ICG”) under its unsecured $6 million revolving line of credit promissory note that ICG had provided to the Company (the “Unsecured Revolving Credit Facility”)2.

As of the Effective Date, the Purchaser and the Moss Family Trust (“Moss”) consummated a Purchase Agreement (the “Moss Real Estate Purchase Agreement”), pursuant to which the Purchaser sold the Real Estate to Moss. The sale price of the Real Estate under the Moss Real Estate Purchase Agreement was approximately $8.9 million. Of such gross sale amount, the Purchaser (i) repaid the Company the $4.5 million Overnight Funding and the Company repaid its equivalent advance to ICG and (ii) utilized the $4.4 million balance (the “Moss Balance”) as a portion of the Purchase Price.

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1 The Note bears interest at the rate of 7% per annum. Interest accrues as of the date of the Note and is payable quarterly in arrears on the first business day of each of July, October, January, and April. The principal and all then-accrued and unpaid interest is due in full on September 27, 2025. Further, in the event of a change in control of Kinetic or of the Purchaser, the then-entire unpaid principal balance owed under the Note, together with all accrued interest and any other amounts owed thereunder, shall be due and payable in full.

2 The maximum availability of the Unsecured Revolving Credit Facility was temporarily increased from one million dollars to six million dollars for the purpose of funding the Share Purchase Price.

On the Execution Date, Moss, as lessor, and Kinetic and the Purchaser, as lessees, entered into a 20-year Lease Agreement (the “Lease Agreement”) for the Real Estate. The Lease provides the lessees with two five-year options to renew. The base rent under the Lease Agreement is $50,000 per month for the first year of the term of the Lease Agreement with a 2% per annum escalator. The Lease Agreement is a “net lease,” such that the lessees are also obligated to pay all taxes, insurance, assessments, and other costs, expenses, and obligations of ownership of the Real Property incurred by Moss. Due to the highly specialized nature of the leased assets, the Company currently believes that it is more likely than not that each of the two five-year options will be exercised.

On the Execution Date, Kinetic agreed to the continued employment with Mr. Masters (as Head of Equipment Operations), Rocky Sperka (as Chief Administrative Officer), and Jay Judkins (as Chief Executive Officer). Each employment agreement (or, in the case of Mr. Sperka, an amendment to his current employment agreement; collectively, the “Employment Agreements”) provides that each of Messrs. Masters, Sperka, and Judkins will be entitled to, among other items, an annual base salary, a performance-based bonus, and, under certain circumstances, severance benefits contingent upon the execution of a general release of claims in favor of Kinetic following their termination of employment. Each Employment Agreement contains confidentiality, non-competition, non-solicitation, and non-disparagement provisions.

The Purchase Agreement contains customary representations, warranties, covenants, and agreements of the Purchaser, the Seller, and Mr. Masters, including indemnification rights in favor of the Purchaser.

The foregoing brief summary descriptions of certain terms and provisions of the Purchase Agreement, the B-6 Real Estate Agreement, Moss Real Estate Purchase Agreement, the Lease Agreement, and the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached as Exhibit 10.97 to this Current Report on Form 8-K, (ii) the B-6 Real Estate Agreement, a copy of which is attached as Exhibit 10.98 to this Current Report on Form 8-K, (iii) the Moss Real Estate Purchase Agreement, a copy of which is attached as Exhibit 10.99 to this Current Report on Form 8-K, (iv) the Lease Agreement, a copy of which is attached as Exhibit 10.100 to this Current Report on Form 8-K, and (v) the Employment Agreements, a copy of which is attached as Exhibits 10.101, 10.102, and 10.103, respectively, to this Current Report on Form 8-K.

The Purchase Agreement, the B-6 Real Estate Agreement, Moss Real Estate Purchase Agreement, the Lease Agreement, and the Employment Agreements (collectively, the “June Agreements”) and the descriptions above have been included to provide investors and securityholders with certain information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company, the Purchaser, Kinetic, or their respective subsidiaries, affiliates, or stockholders or the terms and conditions of the June Agreements. The representations, warranties, and covenants contained in the June Agreements were made only for purposes of the June Agreements as of their specific dates; were solely for the benefit of the parties to the respective June Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between or among them that differs from those applicable to investors or securityholders. Investors and securityholders should be aware that the representations, warranties, and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, the Purchaser, Kinetic, or any of their respective subsidiaries, affiliates, businesses, or securityholders. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the Effective Date. Accordingly, investors and securityholders should read the representations and warranties in the referenced agreements not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements, and other filings it makes with the SEC.

Item 8.01. Other Events.

On June 30, 2022, Live Ventures issued a press release announcing the acquisition of Kinetic. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.97	Purchase Agreement by and among Cash L. Masters Revocable Trust dated October 19, 2005, Cash L. Masters, and Precision Industries, Inc., dated June 28, 2022

10.98	Real Estate Purchase Agreement by Plant B-6, LLC and Precision Industries, Inc., dated June 27, 2022

10.99	Real Estate Sales Agreement by Precision Industries, Inc. and Moss Family Trust, dated June 28, 2022

10.100	Lease Agreement between and among The Kinetic Co., Inc., Precision Industries, Inc., d/b/a Precision Marshall Steel Company and Moss Family Trust, a California Trust, dated June 28, 2022

10.101	Employment Agreement by and between The Kinetic Co., Inc. and Cash L. Masters

10.102	First Amendment to Employment Agreement by and between The Kinetic Co., Inc. and Rocky Sperka

10.103	Employment Agreement by and between The Kinetic Co., Inc. and Jay Judkins

99.1	Press Release, dated June 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: July 5, 2022